Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Information reflects the consummation of the various transactions that resulted in our acquisitions of (i) an 85% interest in the entities which owned and/or controlled certain content relating to Elvis Presley (the “Presley business”) on February 7, 2005, (ii) 19 Entertainment Limited (“19 Entertainment”) on March 17, 2005 and (iii) Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc. and affiliated companies (“MBST”) on August 9, 2005 (including the acquisition of control of our company by a management group led by Robert F.X. Sillerman, the investment in CKX, Inc. (the “Company”) by The Huff Alternative Fund, L.P. and its affiliate (and the subsequent conversion of their Series A Convertible Redeemable Preferred Stock into shares of common stock), the Presley short term senior loan, the 19 Entertainment short term senior loan, the exercise of certain warrants on February 7, 2005 and March 15, 2005 and the equity offering completed on June 27, 2005). The Unaudited Pro Forma Condensed Combined Financial Information is being presented for the purpose of showing the pro forma impact of the MBST acquisition. The various transactions referred to above that occurred prior to the MBST acquisition have been included for meaningful presentation of the Unaudited Pro Forma Condensed Combined Financial Information as they were significant transactions with ongoing financial impact to the Company.

The RFX Acquisition LLC Investment

RFX Acquisition LLC invested in the Company on February 7, 2005, pursuant to a Stock Purchase Agreement dated as of December 15, 2004 and amended as of February 7, 2005. In accordance with the terms of that agreement, RFX Acquisition LLC contributed $3,046,407 in cash in exchange for 30,464,072 newly issued shares of common stock and warrants to purchase (i) 6,828,938 shares of common stock at $1.00 per share, (ii) 6,828,938 shares of common stock at $1.50 per share, and (iii) 6,828,939 shares of common stock at $2.00 per share. Simultaneous with this exchange, RFX Acquisition LLC also acquired an aggregate of 2,240,397 shares of common stock directly from certain former principal stockholders at a price of $0.10 per share. Immediately following the consummation of its investment, RFX Acquisition LLC distributed all of its shares of common stock and its warrants to its members, including our Chief Executive Officer, Mr. Sillerman, and certain members of senior management. In order to provide additional capital to our company, on February 7, 2005, certain recipients of the warrants, including Mr. Sillerman and other members of our company’s senior management, immediately exercised an aggregate of five million of the $1.00 warrants which resulted in proceeds to the Company of $5,000,000.

The Presley Acquisition

We acquired an 85% interest in the Presley business on February 7, 2005, pursuant to a Contribution and Exchange Agreement dated as of December 15, 2004 and amended as of February 7, 2005 by and among the Company, The Promenade Trust and RFX Acquisition LLC.

At the closing of the acquisition, The Promenade Trust contributed 85% of the outstanding equity interests of Elvis Presley Enterprises, Inc. and 85% of the outstanding membership interests of Elvis Presley Enterprises, LLC. In exchange, The Promenade Trust received $50,125,000 in cash, 1,491,817 shares of Series B Convertible Preferred Stock and one share of Series C Convertible Preferred Stock valued at $22,825,000, and 500,000 shares of our common stock valued at $7.67 per share (which represents the three day average of the closing sales price of our common stock following public announcement of the acquisition of the Presley business). In addition, at closing, we repaid $25,121,000 of outstanding indebtedness of the Presley business. The Promenade Trust continues to own 15% of the outstanding equity interests of Elvis Presley Enterprises, Inc. and 15% of the outstanding membership interests of Elvis Presley Enterprises, LLC.

The Graceland Lease

We have entered into a 90-year lease with The Promenade Trust for the Graceland mansion, under which we have the exclusive right to conduct all business operations of and at Graceland, including receipt of all revenue generated in connection with such operations. At the end of the term of the lease, The Promenade Trust has the right to reclaim the mansion property. We prepaid approximately $3.0 million of rent at closing of the acquisition of the Presley business, and will make monthly payments of $1.00 per month during the term of the lease. Under the terms of the lease, we are responsible for all costs and expenses arising from or related to the operation of Graceland. We have also acquired all worldwide rights, title and interest in and to the name “Graceland,” which name may be used at additional themed locations as well as at the Graceland mansion in Memphis, Tennessee.

We have also entered into a license arrangement for the use of personal items which were owned by Elvis Presley at the time of his death and which are currently owned by The Promenade Trust. Under the terms of the license, subject to certain limitations, we have the right to use such items, including the right to move and display such items, in furtherance of the Presley business.

Series B Convertible Preferred Stock

As part of the consideration for the contribution of The Promenade Trust’s assets, we issued 1,491,817 shares of Series B Convertible Preferred Stock valued at $22,825,000.

The shares of Series B Convertible Preferred Stock are convertible by its holders into shares of common stock at any time at a conversion price equal to the stated value, subject to adjustments in connection with standard anti-dilution protections for stock splits, stock dividends and reorganizations. The shares of Series B Convertible Preferred Stock become convertible at the Company’s option from and after the third anniversary of the date of issuance, if, at any time, the average closing price of the Company’s common stock over a thirty day trading period equals or exceeds 150% of the conversion price.

During the period beginning August 7, 2012 and ending August 7, 2013, the Company can, at its sole discretion, redeem the outstanding shares of Series B Convertible Preferred Stock, in whole or in part, for an aggregate price equal to the stated value plus accrued but unpaid dividends through the date of redemption. If the Company does not exercise this redemption right, the conversion price for all remaining shares of Series B Convertible Preferred Stock is thereafter reduced to the lower of (i) the conversion price then in effect and (ii) or the average closing price of the Company’s common stock over a thirty day trading period measured as of the last day of the redemption period.

The Series B Convertible Preferred Stock has been classified as permanent equity in the accompanying financial statements as the security is redeemable in cash solely at the option of the Company.

Series C Convertible Preferred Stock

As further consideration for the contribution of The Promenade Trust’s assets, we issued to The Promenade Trust one share of Series C Convertible Preferred Stock valued at $10.00. The Series C Convertible Preferred Stock is convertible into one share of common stock and is pari passu with the common stock with respect to dividends and distributions upon liquidation. The Series C Convertible Preferred Stock is not transferable and automatically converts into one share of common stock at such time as The Promenade Trust ceases to own at least 50% of the aggregate sum of the outstanding shares of Series B Convertible Preferred Stock plus the shares of common stock received upon conversion of the Series B Convertible Preferred Stock. The holder of the Series C Convertible Preferred Stock has the right to elect a designee to serve on the Company’s board of directors for no additional compensation or expense.

The Series C Convertible Preferred Stock has been classified as permanent equity in the accompanying financial statements as the security is not redeemable and is convertible solely into one share of the Company’s common stock.

Priscilla Presley Transaction

In connection with the acquisition of our 85% interest in the Presley business, we acquired from Priscilla Presley all commercial rights held by Ms. Presley to use the name “Presley” in connection with our use and exploitation of the assets acquired from The Promenade Trust, as well as all of Ms. Presley’s rights, if any, to the name Graceland. The purchase price for the rights acquired from Priscilla Presley was $6.5 million, with $3.0 million paid in cash at the closing and $3.5 million paid in the form of an eight year subordinated promissory note. The promissory note bears interest at a rate of 5.385% per year and requires annual payments of $550,000. We have also entered into a new ten year consulting agreement with Ms. Presley pursuant to which she is paid $560,000 per year in exchange for consulting services.

The Huff Alternative Fund, L.P. Investment

Simultaneous with the acquisition of control of our company by a management group led by Robert F.X. Sillerman, and our acquisition of the Presley business, The Huff Alternative Fund, L.P. and its affiliate contributed to our company an aggregate of $43,818,595 in cash in exchange for: (i) 2,172,400 shares of our Series A Convertible Redeemable Preferred Stock, (ii) 3,706,052 newly issued shares of our common stock, (iii) warrants to purchase 1,860,660 shares of our common stock at $1.00 per share, (iv) warrants to purchase 1,860,660 shares of our common stock at $1.50 per share, and (v) warrants to purchase 1,860,661 shares of our common stock at $2.00 per share.

On March 21, 2005, The Huff Alternative Fund, L.P. and its affiliate exercised their rights to convert all of their 2,172,400 shares of Series A Convertible Redeemable Preferred Stock into 6,051,253 shares of common stock. Accordingly, there are currently no shares of Series A Convertible Redeemable Preferred Stock outstanding. As a result of such conversion, we recorded a non-cash dividend of $17.8 million in our financial statements for the six months ended June 30, 2005.

The Presley Short Term Senior Loan

A portion of the cash consideration we paid for the acquisition of our 85% interest in the Presley business was obtained through a $39.0 million short term senior loan from an affiliate of Bear, Stearns & Co. Inc. The borrower under the Presley short term senior loan was EPE Holding Corporation, our wholly owned subsidiary, which directly owns 100% of our company’s interests in the Presley business.  In connection with our public offering of common stock completed on June 27, 2005, the company repaid the loan at 101% of the principal amount, plus accrued and unpaid interest

19 Entertainment Acquisition

On March 17, 2005 we acquired all the issued and outstanding shares of 19 Entertainment from the holders of its capital stock, including Simon Fuller, the Chief Executive Officer of 19 Entertainment, for total consideration of £64.5 million ($124.4 million) in cash and 1,870,558 unregistered shares of common stock valued at $16.83 per share (which represents the average of our company’s closing stock prices for the two days prior to and the day of the acquisition), each paid at closing, and an additional £19.2 million ($36.2 million) in either cash or additional shares of common stock to be paid on the earlier of (i) thirty days following delivery of the audited financial statements of 19 Entertainment for its fiscal year ending June 30, 2005, and (ii) December 30, 2005.

In connection with the acquisition of 19 Entertainment, certain sellers of 19 Entertainment entered into a Put and Call Option Agreement that provided them with certain rights relating to the conversion shares whereby, during a short period following the six year anniversary of the acquisition, the Company can exercise a call right to purchase the common stock of such stockholders at a price equal to $24.72 per share and these sellers can exercise a put right to sell the common stock to the Company at a price equal to $13.18 per share. The put and call rights apply to 1,672,170 of the shares issued in connection with the 19 Entertainment acquisition. As a result, these shares have been presented in the accompanying pro forma balance sheet as temporary equity under the heading Redeemable Restricted Common Stock at an estimated fair value inclusive of the put/call rights at $28.1 million.

The value of the Put and Call Option Agreement at March 17, 2005 was estimated to be $5.1 million and was recorded as a reduction of purchase price as part of the purchase accounting for 19 Entertainment.

We will pay at least $7.9 million of the deferred consideration in cash. The remaining deferred consideration will be paid in shares of common stock if requested by certain of the sellers. If such sellers do not request the payment be made in shares of common stock (and therefore elect to be paid in cash), we nevertheless can pay the full amount of such deferred consideration in shares of registered common stock.

The 19 Entertainment Short Term Senior Loan

A portion of the cash consideration we paid for the acquisition of 19 Entertainment was obtained through a $109.0 million short term senior loan by CKX UK Holdings Limited, our wholly owned subsidiary which directly owns 100% of 19 Entertainment, from an affiliate of Bear, Stearns & Co. Inc. We paid a 1% commitment fee upon the funding of the loan. This additional $1,090,000 of principal was recorded as interest expense.  In connection with our public offering of common stock completed on June 27, 2005, the company repaid the loan, plus accrued and unpaid interest

Warrant Exercise

In order to fund the remaining portion of the cash consideration for the acquisition of 19 Entertainment, and to provide our company with additional working capital, on March 15, 2005, certain members of senior management exercised warrants to acquire a total of 11,910,281 shares of common stock for an aggregate exercise price of $18,577,154 and The Huff Alternative Fund, L.P. and its affiliate exercised warrants to acquire a total of 4,606,918 shares of common stock for an aggregate exercise price of $6,422,846. The total proceeds from the exercise of these warrants was $25.0 million.

Public Offering of Common Stock

On June 27, 2005, the Company completed a public offering of 23,000,000 shares of its common stock at $11.00 per share which yielded $233.0 million in net proceeds after underwriting discounts, commissions and offering expenses. The Company repaid $148.4 million of its loans payable with a portion of the proceeds from the offering.

MBST Acquisition

On August 9, 2005 the Company acquired MBST, a manager of comedic talent and producer of motion pictures and television programming, for total consideration of $1.0 million in cash and 700,000 restricted shares of common stock.  The shares of common stock issued in the MBST acquisition were valued at $9,618,000 based on a value of $13.74 per share (which represents the average of the Company’s closing stock prices for the two days prior to, the day of and two days after the terms of the MBST acquisition were agreed upon and announced). The purchase price is subject to a working capital adjustment, of which $1.1 million has already been paid to the sellers; the final adjustment will be completed post-closing. In addition, the sellers may receive up to an additional 150,000 restricted shares of common stock upon satisfaction of certain performance thresholds over the five year period following the closing.  The Company has not accounted for the additional 150,000 shares held in escrow as their release from escrow is subject to performance contingencies and therefore not assured.

Basis of Presentation of Unaudited Pro Forma Condensed Combined Financial Information

Our Unaudited Pro Forma Condensed Combined Balance Sheet at June 30, 2005 is presented as if we had completed the MBST acquisition as of June 30, 2005.

Our Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2004 and the six months ended June 30, 2005 are presented as if we had completed the various transactions that resulted in our acquisitions of the Presley business and 19 Entertainment (including the acquisition of control of our company by a management group led by Robert F.X. Sillerman, the investment in our company by The Huff Alternative Fund, L.P. and its affiliate (and the subsequent conversion of their Series A Convertible Redeemable Preferred Stock into shares of common stock), the Presley short term senior loan, the 19 Entertainment short term senior loan and the exercise of certain warrants on February 7, 2005 and March 15, 2005), as well as the equity offering completed on June 27, 2005 and the acquisition of MBST, on January 1, 2004.

Our Unaudited Pro Forma Condensed Combined Financial Statements are based upon available information and upon certain estimates and assumptions as described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The allocation of the purchase prices of the Presley business, 19 Entertainment and MBST are preliminary and may be adjusted for changes in the valuations of the fair value of the assets acquired and liabilities assumed.

These estimates and assumptions are preliminary and have been made solely for purposes of developing these Unaudited Pro Forma Condensed Combined Financial Statements. Our Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, our historical financial statements and the related notes to such financial statements and the historical financial statements of the Presley business, 19 Entertainment and MBST.

Our Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. Our Unaudited Pro Forma Condensed Combined Financial Statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor are they indicative of our future results.

CKX, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2005
(amounts in thousands)

			Acquisition and Other	Pro Forma for
	CKX	MBST	Adjustments	the Acquisition
			(Note 1C)

Assets:
Cash and cash equivalents	$28,876	$1,675	$(2,101)	$29,551
Marketable securities	68,325	—	—	68,325
Other current assets	24,937	672	—	25,609
Prepaid income taxes	7,389	—	—	7,389
Property and equipment, net	26,681	45	—	26,726
Goodwill	149,382	—	8,552	156,833
Intangible assets, net	133,105	—	4,501	137,606
Other assets	16,090	113		16,203
Total Assets	$454,785	$2,505	$10,952	$468,242

Liabilities and Stockholders’ Equity:
Purchase consideration payable	$34,991	$—	$—	$34,991
Other current liabilities, excluding debt	20,908	2,048	(200)	22,756
Note payable	3,500	—	—	3,500
Deferred tax liability	34,711	11	1,980	36,702
Other liabilities	7,842	—	—	7,842
Total liabilities	101,952	2,059	1,780	105,791

Minority interest	3,967	—	—	3,967
Redeemable restricted common stock	23,002	—	—	23,002

Stockholders’ equity:
Series B convertible preferred stock	22,825	—	—	22,825
Common stock	898	33	(33)	905
			7
Additional paid-in-capital	353,459	—	9,611	363,070
Accumulated deficit	(39,483)	413	(413)	(39,483)
Deferred compensation	(1,180)	—	—	(1,180)
Accumulated other comprehensive income	(10,655)	—	—	(10,655)
Total stockolders’ equity	325,864	446	9,172	335,482

Total Liabilities and Stockholders’ Equity	$454,785	$2,505	$10,952	$468,242

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(amounts in thousands, except per share data)

1.       Pro Forma Adjustments

There are two categories of pro forma adjustments necessary to present our pro forma results of operations for the year ended December 31, 2004 and the six months ended June 30, 2005:

• Acquisitions of the Presley business, 19 Entertainment and MBST; and

• Other adjustments.

A.      Presley Business Acquisition Adjustments

(i)       Record acquisition of Presley business.

(ii)     Reduce Priscilla Presley’s compensation by $380 for the year ended December 31, 2004 and $32 for the period from January 1 to February 7, 2005 to reflect new consulting agreement.

(iii)    Adjust historical Presley business depreciation and amortization expense of $1,201 for the year ended December 31, 2004 and $126 for January 1 through February 7, 2005 to reflect the incremental expense for the purchase price allocations and estimated lives:

	Purchase Allocation	Estimated Lives	Annual Expense	January 1 through February 7, 2005 Expense
Buildings and improvements	$20,834	20 years	$1,042	$107
Land	3,200	n/a	—	—
Furniture and equipment	1,000	5 years	200	21
Record, music, publishing, film and video rights	21,000	15 years	1,400	144
Existing license agreements	12,000	5 years	2,400	247
Priscilla Presley’s rights to Presley name	5,500	10 years	550	56

			5,592	575
Historical expense			1,201	126

Incremental pro forma expense for the year ended December 31, 2004 and the six months ended June 30, 2005			$4,391	$449

At this time management is unable to determine whether the amounts allocated to the above intangible assets and The Graceland Lease will change when our company finalizes its valuation and if changes are made, the amount of such changes. A $1.0 million fluctuation in fair value amounts allocated to the identified definite lived intangible assets and The Graceland Lease would cause the following increases or decreases to annual amortization expense: record, music publishing, film and video rights - $67; relationships with licensees - $200; rights to use Presley name - $100; and The Graceland Lease - $11.

(iv)   Eliminate the historical interest expense of the Presley business as all of the historical indebtedness was repaid or defeased upon completion of the acquisition.

(v)     Reflect interest on the note payable to Priscilla Presley of $188 for the year ended December 31, 2004 and $20 for the period from January 1 to February 7, 2005.

(vi)   Record 15% minority interest in Presley business at no less than guaranteed minimum of $1.2 million per year.

B.       19 Entertainment Acquisition Adjustments

(i)       Record acquisition of 19 Entertainment.

(ii)     Adjust Simon Fuller’s compensation to reflect terms of his new employment agreement, which reflects a reduction of $500 for the year ended December 31, 2004 and $125 for the period from January 1 to March 17, 2005.

(iii)    Adjust historical 19 Entertainment depreciation and amortization expense of $553 for the year ended December 31, 2004 and $199 for January 1 through March 17, 2005 to reflect the incremental expense for the purchase price allocations and estimated lives:

	Purchase Allocation	Estimated Lives	Annual Expense	January 1 through March 17, 2005 Expense
Property and equipment	$2,021	5 years	$404	$86
Television programming and related rights	35,000	7 years	5,000	1,069
Artist management, recording, merchandising and sponsorship contracts	30,000	5 years	6,000	1,283

			11,404	2,438
Historical expense			553	199

Incremental pro forma expense for the year ended December 31, 2004 and the six months ended June 30, 2005			$10,851	$2,239

At this time management is unable to determine whether the amounts allocated to the above intangible assets will change when our company finalizes its valuation and if changes are made, the amount of such changes. A $1.0 million fluctuation in fair value amounts allocated to the identified definite lived intangible assets would cause the following increases or decreases to annual amortization expense: television programming - $143; and artist management, recording, merchandising and sponsorship contracts - $200.

(iv)   Adjust selling, general and administrative expenses to eliminate $14.9 million of compensation expense and the associated income tax impact of $4.5 million associated with the exercise of employee stock options by 19 Entertainment employees immediately prior to the acquisition of 19 Entertainment as the exercises was a one time non-recurring event that resulted directly from the acquisition of 19 Entertainment by our company.

C.       MBST Acquisition Adjustments

(i)       Record acquisition of MBST.

(ii)     Reduce compensation of three principals to reflect the terms of their new employment agreements, which reflect a reduction of $360 for the year ended December 31, 2004 and $1,556 for the six months ended June 30, 2005.

(iii)    Adjust historical MBST depreciation and amortization expense of $52 for the year ended December 31, 2004 and $32 for the six months ended June 30, 2005 to reflect the incremental expense for the purchase price allocations and estimated lives:

	Purchase Allocation	Estimated Lives	Annual Expense	Six Months Ended June 30, 2005
Artist contracts	$3,013	6 years	$502	$251
Client and MBST profit participations	1,249	10 years	125	62
Consulting arrangement	239	5 years	48	24

Incremental pro forma amortization expense			$675	$337

At this time management is unable to determine whether the amounts allocated to the above intangible assets will change when our company finalizes its valuation and if changes are made, the amount of such changes. A $1.0 million fluctuation in fair value amounts allocated to the identified definite lived intangible assets would cause the following increases or decreases to annual amortization expense: artist contracts - $167; client and MBST profit participations - $100; consulting arrangement - $167.

D.      Other

(i)       Reflect incremental corporate expenses because the historical operating expenses reflected those of a company with no operating business and no employees and, therefore, were not indicative of the costs to operate our business after completion of the acquisitions of the Presley business, 19 Entertainment and MBST. Further, the historical operating expenses of the Presley business, 19 Entertainment and MBST did not include certain costs necessary to operate these businesses as a public company.

Concurrent with completing the acquisition of the Presley business on February 7, 2005, we committed to the annual operating expenses summarized below, which we believe are necessary to operate the Presley business as a public company engaging in a significant operating business. The incurrence of these costs was a requirement of the investment group which acquired a controlling interest in our company on February 7, 2005 and of the sellers of the Presley business.

Cost for the year ended December 31, 2004
Hire five senior executives with long-term employment contracts	$3,200
Hire additional staff in legal, accounting, and administrative roles	2,400
Lease executive office space and commit to related maintenance contracts	1,000
Commit to other annual operating expenses including fees and expenses for seven independent directors, the costs of directors’ and officers’ insurance policies, liability insurance policies and workers’ compensation policies	1,300

Total annual corporate expenses reflected in pro forma financial statements	$7,900

We also estimate that we will incur approximately $2.1 million of additional annual corporate overhead costs for which we have no contractual commitments. These costs include incremental annual audit and legal costs (above that of a public company with no operating assets), costs to comply with the Sarbanes-Oxley Act of 2002, travel and entertainment expenses for the new corporate employees and miscellaneous related operating expenses, including telephone and utility costs. These costs have not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations. No adjustment was recorded for the six months ended June 30, 2005 as actual costs of $5,031 for CKX exceed the pro forma adjustment of $3,950.

(ii)     Income Taxes:

Pro Forma for the Acquisitions and Other Adjustments:

For the year ended December 31, 2004, the pro forma tax expense of $2,326 is comprised of:

Federal tax expense	$(1,530)
State tax expense	(796)

Pro forma income tax expense	(2,326)
Historical tax expense	(6,316)

Pro forma adjustment	$(3,990)

The pro forma income tax expense of $2,326 includes the tax effect of:

(a)     the acquisition and other adjustments to pre-tax income of $21,415; and

(b)     treatment of a portion of the formerly non-taxable Presley trust income as taxable.

The adjustment was calculated based on an assumed federal tax rate of 35% and an assumed state tax rate of 8.5%.

For the six months ended June 30, 2005, the pro forma tax expense of $2,102 is comprised of:

Federal tax expense	$(1,415)
State tax expense	(687)

Pro forma income tax expense	(2,102)
Historical tax benefit	3,698

Pro forma adjustment	$5,800

The pro forma income tax expense of $2,102 includes the tax effect of:

(a)     the acquisition and other adjustments to pre-tax income of $13,679; and

(b)     the treatment of a portion of the formerly non-taxable Presley trust income as taxable.

The adjustment was calculated based on assumed federal tax rate of 35% and an assumed state tax rate of 8.5%.

(iii)    Reflect 3,070,558 common share adjustment to weighted average common shares outstanding for the year ended December 31, 2004 including (i) 500,000 common shares issued in connection with the acquisition of the Presley business, (ii) 1,870,558 common shares issued in connection with the acquisition of 19 Entertainment and (iii) 700,000 common shares issued in connection with the acquisition of MBST. The pro forma adjustment for the six months ended June 30, 2005 of 1,569,731 assumes: (i) the shares issued for the acquisition of the Presley business were outstanding for the period January 1, 2005 to February 6, 2005 - 104,972 shares; (ii) the shares issued for the acquisition of 19 Entertainment were outstanding for the period January 1, 2005 to March 16, 2005 - 764,759 shares; and the shares issued for the acquisition of MBST were outstanding for the period January 1, 2005 to June 30, 2005 – 700,000 shares.

		Annual Expense	January 1 through February 7, 2005 Expense
(iv)	Reflect 8% dividend on Series B Convertible Preferred Stock issued to the sellers of the Presley business	$1,826	$192

(v)     Reflect 84,748,576 total common share adjustment to weighted average common shares outstanding for the year ended December 31, 2004, including: (i) 61,748,576 common share adjustment related to the financing transactions completed in 2005, consisting of the issuance of 30,474,072 common shares upon the initial investment by RFX Acquisition LLC, the issuance of 3,706,052 common shares to the Huff Alternative Fund, L.P. and its affiliate, the issuance of 21,517,199 common shares upon the exercise of warrants and the issuance of 6,051,253 common shares upon the conversion of the Series A Convertible Redeemable Preferred Stock into shares of common stock; and (ii) 23,000,000 common share adjustment to weighted average common shares outstanding for the year ended December 31, 2004 for the equity offering completed in 2005.

The pro forma adjustment for the six months ended June 30, 2005 of 36,857,021 shares reflects the Company’s financing transactions during that period and assumes: (i) the shares issued upon the initial investment by RFX Acquisition LLC, the shares issued to the Huff Alternative Fund, L.P. and the shares issued upon warrants exercised on February 7, 2005 were outstanding for the period January 1, 2005 to February 6, 2005 – 8,223,562 shares; (ii) the shares issued upon warrant exercises on March 15, 2005 were outstanding for the period January 1, 2005 to March 14, 2005 – 3,467,699 shares; (iii) the shares issued upon the conversion of the Series A Convertible Redeemable Preferred Stock on March 21, 2005 were outstanding for the period January 1, 2005 to March 20, 2005 – 2,674,587 shares; and (iv) the shares issued in connection with the equity offering were outstanding for the period January 1, 2005 to June 26, 2005 – 22,491,173 shares.